Exhibit 10.7

OPTION GRANT NOTICE
UNDER
FIRST ADVANTAGE CORPORATION
2021 OMNIBUS INCENTIVE PLAN

First Advantage Corporation, a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. In the event the initial public offering of the Company (the “IPO”) is not consummated within thirty (30) days following the Date of Grant, this Option Grant Notice shall be null and void and of no further force or effect.

Participant:	[First Name] [Last Name]
Date of Grant:	[_______]
Number of Options:	[Number of Options Granted]
Exercise Price per Share:	$[_______]
Option Period Expiration Date:	10th anniversary of Date of Grant
Type of Option:	Nonqualified Stock Option
Vesting Schedule:	Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in Schedule I attached hereto.

* * *

FIRST ADVANTAGE CORPORATION

___________________________________

By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

Participant1

_____________________________________

______________________________

1          To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

OPTION AGREEMENT
UNDER
FIRST ADVANTAGE CORPORATION
2021 OMNIBUS INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and First Advantage Corporation 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), First Advantage Corporation, a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.          Grant of Option.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice.  The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein.  The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options. As provided in Schedule I attached hereto, a specified number of the Options are vested (the “Vested Options”) and unvested (the “Unvested Options”) as of the Date of Grant.

2.          Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in Schedule I attached hereto.

3.          Exercise of Options Following Termination. Except as otherwise provided in paragraph (d) of Schedule I or as otherwise may be provided by the Committee, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause or a Restrictive Covenant Violation, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding Unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding Vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); (C) a Participant’s Termination without Good Reason, each outstanding Unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding Vested Option shall remain exercisable for thirty (30) days thereafter (but in no event beyond the expiration of the Option Period); and (D) a Participant’s Termination for any other reason (including, for the avoidance of doubt, termination by the Company without Cause or by the Participant for Good Reason), each outstanding Unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding Vested Option shall remain exercisable for one hundred eighty (180) days thereafter or, solely with respect to Post-Termination Vesting Eligible Options that vest in accordance with the terms of paragraph (d) of Schedule I, one hundred eighty (180) days following the applicable vesting date for such Post-Termination Vesting Eligible Options (but, in either case, in no event beyond the expiration of the Option Period).

4.          Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s Compensation Department or its designee; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided, that the Participant shall obtain written consent from the Committee prior to the use of the method described in Section 7(d)(ii)(A) of the Plan.

5.          Issuance of Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 10 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third‑party plan administrator.

6.          Conditions to Issuance of Common Stock. The Company shall not be required to record the ownership by the Participant of shares of Common Stock purchased upon the exercise of the Options or portion therefore prior to fulfillment of all of the following conditions: (i) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary; (ii) the lapse of such reasonable period of time following the exercise of the Option as may otherwise be required by applicable law; and (iii) the execution and delivery to the Company, to the extent not so previously executed and delivered, of such other documents and instruments as may be reasonably required by the Committee.

7.          Participant. Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

8.          Non-Transferability. The Options are not transferable by the Participant; provided, to the extent permitted by the Committee in accordance with Section 14(b) of the Plan, Vested Options may be transferred to Permitted Transferees. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect. The Participant further hereby agrees that the Participant shall, without further action on the part of the Participant, be bound by the provisions of the lock-up agreements executed by the executive officers of the Company to the same extent as if the Participant had directly executed such lock-up agreement himself or herself. Such lock-up agreement will provide that the Participant shall not, subject to certain customary exceptions, dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the final prospectus relating to the IPO and continuing through the date one hundred eighty (180) days following the date of such prospectus, except with the prior consent of the representative(s) of the underwriters.

9.          Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

10.        Tax Withholding. Concurrently with the exercise of an Option, the Participant must pay to the Company any amount that the Company determines it is required to withhold under applicable federal, state or local or foreign tax laws in respect of the exercise or the transfer of the shares of Common Stock in connection therewith (“Withholding Taxes”). The Participant may elect to make payment: (i) in cash or by check or wire transfer (or any combination thereof) or (ii) and to the extent permitted by applicable law, by delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Options being so exercised, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Withholding Taxes; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; and provided, further, that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 14 of the Plan and, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee shall establish the method of withholding required to be utilized by the Participant from alternatives available under the Plan prior to the exercise of any Options.

11.        Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Compensation Department, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

12.        No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company or any of its Subsidiaries.

13.        Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.        Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

15.        Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Options, or (b) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any shares of Common Stock received upon exercise of the Options, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture, offset or recoupment to the extent necessary to comply with applicable law. “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a Restrictive Covenant Violation (as defined below) or a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to hire or solicit, in any agreement with any member of the Company Group; or (iv) fraud, gross negligence or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

16.        Governing Law; Venue. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Atlanta, Georgia.

17.        Award Subject to Plan. The Options granted hereunder, and the shares of Common Stock issued to the Participant upon exercise of the Options, are subject to the Plan and the terms of the Plan are hereby incorporated into this Option Agreement. By accepting the Options, the Participant acknowledges that the Participant has received and read the Plan and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Option Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The provisions of this Option Agreement shall survive the termination of this Award to the extent consistent with, or necessary to carry out, the purposes thereof.

18.        Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.        Transmission Acknowledgement. To the extent necessary, the Participant authorizes, agrees and unambiguously consents to the transmission by the Company or any other member of the Company Group of any of the Participant’s personal data related to the Award for legitimate business purposes (including, without limitation, the administration of the Plan). The Participant confirms and acknowledges that the Participant gives this authorization and consent freely.

20.        Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the Options provided to the Participant through the third-party stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Option Agreement or the Plan (collectively, the “Option Governing Documents”), the Option Governing Documents shall control.

21.        Entire Agreement. The Option Governing Documents constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

22.        Restrictive Covenants. The Participant agrees that, unless the Participant has previously executed the Confidentiality, Non-Interference and Invention Assignment Agreement, the Participant is required, as a condition to the grant of the Options, to execute and return to the Company a copy of the Confidentiality, Non-Interference and Invention Assignment Agreement attached as Exhibit D (the restrictive covenants contained in the Confidentiality, Non-Interference and Invention Assignment Agreement are referred to in this Agreement as the “Restrictive Covenants”). The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the Restrictive Covenants would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. For the avoidance of doubt, the Restrictive Covenants contained in the Confidentiality, Non-Interference and Invention Assignment Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company Group. For purposes of this Agreement, “Restrictive Covenant Violation” shall include the Participant’s breach of any of the Restrictive Covenants or any similar provision applicable to the Participant.

Schedule I to Option Agreement
Vesting Terms

(a)          General. The Options are vested and unvested as set forth in the table below.

Number of Vested Options	Number of Unvested Options

The Unvested Options shall become Vested Options as set forth below.

(b)          Time Vesting. 50% of the Options are subject solely to time based vesting criteria (the “Time Options”). Subject to Participant’s continued employment or service with the Company Group through the applicable vesting date (or as otherwise provided in clause (e) below), twenty percent (20%) of the Time Options shall become time vested on each of the first five (5) anniversaries of the Vesting Commencement Date, as set forth on the table below. For purposes of this Agreement, the “Vesting Commencement Date” shall be January 31, 2020.

Time Options Eligible to Vest	Vesting Date
=20% Vesting	January 31, 2021
=20% Vesting	January 31, 2022
=20% Vesting	January 31, 2023
=20% Vesting	January 31, 2024
=20% Vesting	January 31, 2025

Accordingly, as of the Exchange Date, 20% of the Time Options are Vested Options.

(c)          Performance Vesting. 50% of the Options are subject to both time and performance based vesting criteria (the “Performance Options”). Subject to Participant’s continued employment or service with the Company Group through the applicable potential vesting date (or as otherwise provided in clause (d) below), upon each occurrence of a Realization Event, the number of Performance Options that vest will equal the excess, if any, of (i) the Total Performance Vested Option Number as of such Realization Event over (ii) the Previously Performance Vested Option Number as of such Realization Event; provided, that, as of any time, the percentage of the Performance Options that are vested shall not exceed the product of (A) the percentage of the Time Options that are Vested Options as of such time (after giving effect to any accelerated vesting contemplated by clause (e)(i)), and (B) the MOM Percentage as of such time. Performance Options that would have vested pursuant to the preceding sentence but for the proviso thereof shall vest at such time as doing so would not violate such proviso. As of the Exchange Date, the time based vesting criteria has been met with respect to 20% of the Performance Options.

(d)          Termination of Employment; Forfeitures.

(i)          Upon a termination of Participant’s employment or service with the Company Group for any reason:

(A)          all unvested Time Options and all Performance Options that have not satisfied the time vesting condition shall be immediately forfeited for no consideration (even if such Performance Options have satisfied the performance vesting condition prior to such termination), and

(B)          any Performance Options that have satisfied the time vesting condition but not the performance vesting condition shall (x) if such termination of employment or service is for any reason other than by the Company Group without Cause (and other than due to death or Disability), be immediately forfeited for no consideration upon the date of such termination, and (y) solely if such termination of employment or service is by the Company Group without Cause (and other than due to death or Disability), remain outstanding and be eligible to satisfy the performance vesting condition upon future Realization Events, subject to a Restrictive Covenant Violation not having occurred (the Performance Options described in this clause (B)(y), the “Post-Termination Vesting Eligible Options”). The Committee, in its sole discretion, may, at any time during the one-year period following the date of the termination, cause the vesting (and, if applicable, forfeiture) of the Post-Termination Vesting Eligible Options to be determined based on the deemed occurrence of a hypothetical Realization Event on the date of such termination in which the Investor Group shall be deemed to have sold 100% of its Shares for cash, cash equivalents and/or Marketable Securities for Fair Market Value.

(ii)         Upon a termination of Participant’s employment or service by the Company Group for Cause or upon a Restrictive Covenant Violation, all Vested Options and Unvested Options will be forfeited to the Company for no consideration.

(e)          Discretion to Accelerate Vesting; Change in Control; Wind-Up.

(i)          Participant acknowledges that the Committee may, in its sole discretion (A) vest any and/or all of the unvested Options hereunder at such time or such other time or times and on such other conditions as the Committee determines and (B) upon a Change in Control, provide for the treatment of all or any portion of the Unvested Options in accordance with Section 12(b) of the Plan; and (z) if the Investor Group retains any interest in the Company or any successor entity following such Change in Control, all then unvested Performance Options may, in the Committee’s sole discretion, be tested for vesting in connection with such Change in Control by deeming that the Investor Group sold 100% of its Shares in such Change in Control for cash, cash equivalents and/or Marketable Securities, with any unvested Performance Options that do not vest as a result of such testing being automatically forfeited to the Company for no consideration upon the consummation of such Change in Control. Notwithstanding the foregoing, upon a Change in Control, if the percentage of Time Options that are Vested Options (the “Time Vested Percentage”) prior to giving effect to this sentence is less than the Realization Percentage, then, upon such Change in Control, the vesting of those unvested Time Options, if any, that are scheduled to vest on the next applicable time vesting date shall be accelerated to the date of such Change in Control, provided, that, if such additional vesting would result in the Time Vested Percentage being in excess of the Realization Percentage, the number of unvested Time Options that shall vest upon the Change in Control by virtue of this sentence shall be reduced so that the Time Vested Percentage after giving effect to such accelerated vesting equals the Realization Percentage. In the event of a termination of Participant’s employment or service by the Company Group without Cause, which occurs during the twelve (12) month period following a Change in Control, all then-unvested Time Options shall vest in full and the time vesting condition for any Performance Options shall be deemed to have been satisfied.

(ii)         Upon the Wind-Up Date, any Unvested Options that remain unvested shall be immediately forfeited for no consideration.

(f)          Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

i.          “Aggregate Proceeds” means, with respect to the Investor Group (and without duplication), the (i) aggregate cash or cash equivalents received for all Cash Liquidity Events prior to and including (if applicable) the applicable Realization Event, (ii) the aggregate Market Value (calculated as of the date of the relevant In Kind Distribution) of the Securities distributed in all In Kind Distributions prior to and including (if applicable) the applicable Realization Event, (iii) the aggregate Market Value (calculated as of the date of such Exchange Realization Event) of the Marketable Securities received in all Exchange Realization Events prior to and including (if applicable) such Realization Event and (iv) the amount of all dividends and distributions received through and including (if applicable) the date of such Realization Event, in each case, calculated after deducting any commercially reasonable fees, expenses, discounts or similar amounts paid or owed by the Investor Group to a third party in respect of each such Realization Event. For the avoidance of doubt, any payments received by a party pursuant to a tax receivables agreement or other monetization of tax assets shall not constitute “Aggregate Proceeds”.

ii.         “Cost of Shares Transferred” means, with respect to any Realization Event, (i) the per Share cost, as determined in good faith by the Committee, of the Shares acquired by the Investor Group at any time (excluding any acquisition from a member or former member of the Investor Group) multiplied by (ii) the number of Investor Shares disposed of in all Realization Events up to and including such Realization Event. In the event that members of the Investor Group have acquired Shares at different per Share prices as of any Realization Event, for purposes of clause (i), the weighted average cost of acquisition as of such Realization Event shall be used.

iii.        “Investor Group” means (i) SLP Fastball Aggregator, L.P., (ii) any other Person that is a direct or indirect transferee of Investor Shares from any Person described in clause (i), except for a transfer of Investor Shares upon a Realization Event, or (iii) upon any liquidation or any other distribution of any Person described in clause (i) or (ii), each of the partners, members or equity holders of any such Person.

iv.        “Investor Shares” means the Shares beneficially owned by the Investor Group or any Securities received by the Investor Group in respect thereof (other than in a Realization Event).

v.         “Marketable Securities” means Securities, other than Shares, publicly traded on a national securities exchange or the Nasdaq Global Market that (i) are not subject to any of the following: (A) contractual limitations on sale, (B) limitations on sale arising from the need to comply with applicable securities laws relating to insider trading or any insider trading policy of the applicable issuer, or (C) limitations on sale pursuant to securities laws, including limitations pursuant to Rule 144 or Rule 145 promulgated under the Securities Act, and (ii) represent, together with all of Securities of the applicable issuer held by the Investor Group, not more than 10% of the outstanding shares of such issuer.

vi.        “Market Value” means, with respect to Marketable Securities, the average of the daily closing prices for ten (10) consecutive trading days ending on the last full trading day on the exchange or market on which such Securities are traded or quoted. The closing price for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (i) on the principal national securities exchange on which shares of the applicable Security are listed or to which such shares are admitted to trading, or (ii) if the shares of the applicable Security not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or any comparable system, as applicable.

vii.       “MOM Percentage” means, with respect to any Realization Event, if: (i) the Aggregate Proceeds divided by the Cost of Shares Transferred equals 2.0 or less, 0%; (ii) the Aggregate Proceeds divided by the Cost of Shares Transferred equals 3.0 or greater, 100%; and (iii) if the Aggregate Proceeds divided by the Cost of Shares Transferred equals a number that is greater than 2.0 but less than 3.0, a percentage between 0% and 100% to be determined using straight-line linear interpolation.

viii.      “Previously Performance Vested Option Number” means, (i) with respect to the first Realization Event, zero and (ii) as of any subsequent Realization Event, the Total Performance Vested Option Number as of the immediately preceding Realization Event.

ix.        “Realization Event” means any transaction or other event in which (i) Investor Shares are transferred by any member of the Investor Group to a Person that is not part of the Investor Group for cash or cash equivalents (each such event, a “Cash Liquidity Event”); (ii) Investor Shares are distributed by the Investor Group in kind to its partners and/or members (other than to any Permitted Transferee), (each such event, an “In Kind Distribution”); or (iii) Investor Shares are exchanged by the Investor Group for Marketable Securities (each such event, an “Exchange Realization Event”); provided, that if Investor Shares are exchanged by the Investor Group for Securities which are not yet Marketable Securities, the Exchange Realization Event shall occur as and when such Securities become Marketable Securities.

x.         “Realization Percentage” means, as of the date of a Realization Event, a fraction (expressed as a percentage) determined by dividing (i) the aggregate number of Investor Shares transferred, exchanged or distributed in all Realization Events prior to and including such Realization Event, by (ii) the number set forth in clause (i) of this definition plus the total number of Investor Shares beneficially owned by the Investor Group after giving effect to such Realization Event.

xi.        “Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

xii.       “Total Performance Vested Option Number” means, as of any Realization Event, (i) the total number of Performance Options issued hereunder, multiplied by (ii) the Realization Percentage as of such Realization Event, multiplied by (iii) the MOM Percentage as of such Realization Event.

xiii.      “Wind-Up Date” means the earlier of (i) the first date on which the Investor Group no longer holds any equity securities of the Company and no longer holds any equity interest received in respect of any such equity securities held or previously held by the Investor Group (other than Marketable Securities issued in exchange for the sale of equity securities of the Company) or is deemed to no longer hold such securities as contemplated by the last sentence of clause (d)(i)(B), or (ii) a sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all of the Company’s assets to a Person not affiliated with the Investor Group.